Exhibit 99.1

Investor Contact:	Media Contact:
Amanda Bryant, 312.780.5539	Franziska Weber, 312.780.6106
amanda.bryant@hyatt.com	franziska.weber@hyatt.com

HYATT INCREASES 2021 NET ROOMS GROWTH OUTLOOK

RECENT TRANSACTIONS DEMONSTRATE CAPITAL STRATEGY PROGRESS

CHICAGO (June 8, 2021) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE:H) today announced an increase to its 2021 net rooms growth outlook and the completion of two transactions as part of its ongoing capital strategy. Details are as follows:

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On June 4, 2021, a Hyatt affiliate and Service Properties Trust, or SVC, reached an agreement with respect to 22 Hyatt Place hotels in the U.S. owned by subsidiaries of SVC. Under the terms of the amended agreement effective April 1, 2021, Hyatt will continue to manage 17 of the 22 Hyatt Place hotels owned by subsidiaries of SVC for a 10-year term. As a result of the amended agreement, Hyatt is increasing its net rooms growth outlook for 2021 to approximately 6.0%, up from the prior expectation of greater than 5.0%.

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On June 4, 2021, a Hyatt affiliate sold the 490-room Hyatt Regency Lost Pines Resort and Spa near Austin, Texas for approximately $275 million to an unrelated third party and entered into a long-term management agreement for the property upon sale. The owner anticipates enhancing and expanding this unique resort destination located on 405 acres along the banks of the Colorado River.

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On June 3, 2021, a Hyatt affiliate acquired the 59-room Ventana Big Sur, an Alila Resort, located in Big Sur, California for approximately $148 million, securing the Company’s long-term brand presence in a highly sought-after resort destination. The resort, situated on 162 acres in one of the world’s premier leisure destinations, also includes 63 distinctive camping areas and 15 tent cabins and is one of three world-class Alila resorts operating in California. The resort is well-positioned to be considered as part of Hyatt’s capital strategy and Hyatt intends to turn to evaluating the sale of this asset while retaining a long-term management agreement.

With the completion of both asset transactions at attractive values, Hyatt remains on track to realize net proceeds from the sale of real estate of approximately $1.5 billion by March 2022 as part of its capital strategy announced in March 2019. To date, and including the net proceeds from the aforementioned transactions, the Company has realized approximately $1.1 billion in net proceeds while continuing to expand its management and franchising business. In addition to reducing the earnings from owned and leased hotels, Hyatt has expanded its managed and franchised property base by approximately 150 hotels, or by 18%, from March 2019 to May 2021 that will drive an increased percentage of earnings coming from management and franchising activity.

The Company’s 2021 outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that Hyatt will achieve these results.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company offering 20 premier brands. As of March 31, 2021, the Company’s portfolio included more than 1,000 hotel, all-inclusive, and wellness resort properties in 68 countries across six continents. The Company’s purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top employees, build relationships with guests and create value for shareholders. The Company’s subsidiaries operate, manage, franchise, own, lease, develop, license, or provide services to hotels, resorts, branded residences, and vacation ownership properties, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination by Hyatt™, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, JdV by Hyatt™, Hyatt House®, Hyatt Place®, tommie™, UrCove, and Hyatt Residence Club® brand names, and operates the World of Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

Forward-Looking Statement

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, expected net rooms growth, the amount by which the Company intends to reduce its real estate asset base and the anticipated timeframe for such asset dispositions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the duration of the COVID-19 pandemic and its short and longer-term effects, including the demand for travel, transient and group business, and levels of consumer confidence, and the pace of recovery following the pandemic, any additional resurgence, or COVID-19 variants; the impact of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants, and the impact of actions that governments, businesses, and individuals take in response, on global and regional economies, travel limitations or bans, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the broad distribution of COVID-19 vaccines and wide acceptance by the general population of such vaccines; the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate (“ADR”); limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business; and other risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.